UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the

Securities Exchange Act of 1934

June 25, 2025

Date of Report (Date of earliest event reported)

NEW ERA HELIUM INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-42433	99-3749880
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4501 Santa Rosa Dr. Midland, TX	79707
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (432) 695-6997

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	NEHC	The Nasdaq Stock Market LLC
Warrants	NEHCW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR § 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Directors

New Era Helium, Inc. (“NEH” or the “Company”), has announced the appointment of three new members of its board of directors to fill vacancies left by recent resignations.

Effective June 25, 2025, the new board members include:

Trent Yang (46). Trent Yang is a recognized leader in the renewable energy space, having been an investor, entrepreneur and executive in the sustainability industry since 2006. From January 2020 to April 2025 he was the Co-Founder and President of Galway Sustainable Capital a specialty finance company focused on sustainability projects, where he co-managed the business and oversaw the investment team. In 4+ years, Galway raised nearly $700M of institutional capital including Macquarie Asset Management, OakTree and Aware Super. Prior to that, from January 2013 to December 2019, he was a Vice President at AMG National Trust where he oversaw sustainability and international private equity investments.

Mr. Yang has been investing into and starting sustainability companies since 2006. During that period, he has led investments and/or grown several billion $+ companies including investment firms and renewable companies. He has unique experience investing and growing variety of sustainability platforms including renewable energy & storage, green buildings and data centers, mobility, sustainable agriculture and next generation manufacturing & recycling solutions. He also sits on a number of non-profit boards at the nexus of public policy, education and sustainability.

Mr. Yang holds a B.S. in Aerospace Engineering from the University of Colorado, Boulder, and multiple M.S. degrees from Massachusetts Institute of Technology where he focused on climate & economics, machine learning control systems, and entrepreneurship.

Peter (“P.J.”) Lee (54). Mr. Lee is Co-Founder and Managing Partner of EverStream Energy Capital Management LLC, a global investment firm that invests in sustainable energy and digital infrastructure companies and assets worldwide. He has held that role since January 2012. Among other things, his duties include raising funds, sourcing and managing investments. Mr. Lee has cofounded several energy company platforms including Terraform Power, TerraForm Global, Pacific Solar (Japan) and Enfinity Global. Mr. Lee also cofounded a digital infrastructure company that developed approximately 700 megawatts of data center capacity customized for Bitcoin mining in west Texas, Nebraska and South Dakota. Mr. Lee serves as an advisor and Board Director to Engineered Products and PDU Cables which specialize in quick turn, custom assembly electrical products for the data center industry.

Mr. Lee previously held leadership positions with investment firm Black River, a division of Cargill, Inc; as well as investment banking firms CE Unterberg Towbin, Robertson Stephens, and Chase Manhattan. Most of Mr. Lee’s finance career has focused on sectors within the energy, technology, infrastructure, commodity, and digital industries.

Mr. Lee holds a bachelor’s degree in Economics from Union College.

Ondrej Sestak 38. Mr. Sestak is a Co-Founder and Head of Engineering at ZeroSix LLC, a carbon credit solution provider, since January 2022. He is also a Reservoir Engineer with Aurivos Permian LLC, an oil and gas operator, a position he has held since January 2022. Since January 2022, he has also been a Reservoir Engineer with ARB Energy Utah LLC. He is also Chief Operations Officer for GLT Trading LLC, an international commodities trader, a position he has held since April 2020. As of March 2025, he has also been Project Manager for Five Star Clean Fuels, a strategic developer, owner and operator of distributed gasoline production facilities.

Mr. Sestak has over a decade of technical experience across the resource industry. In his role at ZeroSix he is leading the development and implementation of novel methodologies for economic adoption of environmental optimization across the oil and gas industry, including the remediation of marginal operations, responsibly sourced gas, and repurposing of existing wellbores.

As Chief Operations Officer for GLT Trading, he sources Helium, LPG, and petcoke on behalf of Asian clients, securing take away agreements from established suppliers, sourcing spot loads on the open market, and pursuing several direct Helium development opportunities.

As a reservoir engineer, he is able to evaluate the geologic resource potential as well as the financial viability of producing and development operations. Before moving into his current roles, he worked with INEXS, a petroleum engineering geoscience consulting firm, cultivating unique investment opportunities and performing evaluations of resource projects, including Helium development, blue hydrogen generation, enhanced oil recovery, and carbon capture and utilization. Prior to venturing into the independent investment and operator space of the resource industry, Mr. Sestak was a reservoir engineer at Shell where he worked the Haynesville shale and Vaca Muerta basin.

Mr. Sestak holds a B.S. in Petroleum Engineering from the University of Texas at Austin, and an MS in Energy Resource Engineering from Stanford University.

Mr. Yang will serve as the Audit Committee Chairman and as a Compensation Committee Member, Mr. Lee will serve as an Audit Committee Member and Mr. Sestak will serve as a Compensation Committee Member. For their board service Mr. Lee and Mr. Sestak will receive annual compensation of $60,000 in cash and $140,000 in Company common stock. For his board service and as Chairman of the Audit Committee, Mr. Yang will receive annual compensation of $70,000 in cash and $150,000 in Company common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 26, 2025

NEW ERA HELIUM INC.

By:	/s/ E. Will Gray II
Name:	E. Will Gray II
Title:	Chief Executive Officer